Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Marathon Oil Corporation of our report dated March 10, 2005, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Marathon Oil Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004 which is incorporated by reference in the Registration Statement on Form S-4 (333-119694). We also consent to the incorporation by reference of our report dated March 10, 2005, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K which is incorporated by reference in the Registration Statement on Form S-4 (333-119694). We also consent to the incorporation by reference in this Registration Statement on Form S-4, of our report dated March 11, 2005, relating to the financial statements of Marathon Ashland Petroleum LLC which appears in Ashland Inc.’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended September 30, 2004 which is incorporated by reference in the Registration Statement on Form S-4 (333-119694). We also consent to the reference to us under the heading of “Experts” in the Registration Statement on Form S-4 (333-119694).

PricewaterhouseCoopers LLP

Houston, Texas

June 29, 2005